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                                                                    Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 1, 1998 (and to all references to our Firm) included in or made a part of the Jones International Networks, Ltd. registration statement.



                                        /s/ Arthur Andersen LLP

                                        ARTHUR ANDERSEN LLP


Denver, Colorado,
 August 21, 1998.